Irwin L. Gross
Page 1
February 25, 1997


[on Aydin letterhead]




                                February 25, 1997



Irwin L. Gross, Chairman
EA Industries, Inc.
441 North Fifth Street
Philadelphia, PA  19123

Dear Irv:

        The purpose of this letter is to set forth the agreements we have reached in connection with the October 9, 1996 termination of the merger negotiations between Aydin and EA, the registration rights agreement entered into between Aydin and EA dated January __, 1997 (the "Registration Rights Agreement") and EA's January 27, 1997 request for registration of 596,927 Shares (the "Shares") of Aydin Common Stock pursuant thereto. As you and I have discussed, Aydin does not have the financial ability to repurchase the Shares as permitted by Section 2 of the Registration Rights Agreement before the expiration of the repurchase right and Aydin believes that the interests of its stockholders would be best protected if the Shares were not offered for sale in a non-underwritten public offering at this time.

        Accordingly, Aydin and EA have agreed as follows:

        1. EA will grant I. Gary Bard and his assigns, an option (the "Option") to purchase the Shares as set forth in the form of Option Agreement attached hereto as Appendix A.

        2. Upon the closing of the exercise of the Option, Aydin will issue EA a warrant to purchase up to 200,000 shares of Aydin Common Stock (the "Warrant") in the form of Warrant attached hereto as Appendix B. The shares purchasable upon exercise of the Warrant will be subject to a registration rights agreement in the form attached hereto as Appendix C. EA agrees to serve as a consultant to Aydin during the three-year term of the Warrant for the purpose of providing such assistance to Aydin in soliciting customers internationally and exploring strategic joint ventures as EA and Aydin mutually deem appropriate in their reasonable discretion.

        3. If the Option is exercised in accordance with its terms for the purchase of all of the Shares, Irwin L. Gross will thereupon resign as a director of Aydin.

Irwin L. Gross
Page 2
February 25, 1997

        4. In the event that the Option is not exercised in full, the provisions of paragraphs 2 and 3 hereof shall terminate and be of no force or effect.

        If the foregoing correctly sets forth the agreements between Aydin and EA, please sign and return the enclosed copy of this letter to me.

                                             Sincerely,


                                             -------------------------------
                                             I. Gary Bard, President


Accepted and agreed to this
____ day of February, 1997

EA INDUSTRIES, INC.


By:
   -----------------------------
   Irwin L. Gross, Chairman